Long Blockchain Corp. Determines Not to Purchase Bitcoin Mining Equipment, Remains Committed to Proposed Merger with Stater Blockchain in Developing Blockchain Solutions for the Global Financial Markets

Farmingdale, NY (February 2, 2018) — Long Blockchain Corp. (NasdaqCM: LBCC) (the “Company”) today announced that it will not acquire the 1,000 Antminer S9 mining rigs and 1,000 APW3++ PSUs pursuant to its previously announced purchase agreement.

After thoughtful consideration and in consultation with outside technology advisors, the Company will instead focus its efforts on seeking to enter into and ultimately consummate its previously announced proposed merger with Stater Blockchain Limited (“Stater”), a technology company focused on developing and deploying globally scalable blockchain technology solutions across the financial markets, and exploring additional opportunities and strategic investments across the ancillary blockchain ecosystem.

Shamyl Malik, head of the Company’s Blockchain Strategy Committee, commented, “While we continue to believe in the value of mining equipment to the blockchain ecosystem, the purchase of these machines - which was negotiated as a no-risk option to the Company - was just one of the multiple strategic avenues we have been considering. We will continue to evaluate the purchase of mining equipment for Bitcoin and other digital currencies as part of our larger blockchain initiative, which includes among other potential transactions the proposed merger with Stater.”

About Long Blockchain Corp.

Long Blockchain Corp. is focused on developing and investing in globally scalable blockchain technology solutions. It is dedicated to becoming a significant participant in the evolution of blockchain technology that creates long term value for its shareholders and the global community by investing in and developing businesses that are “on-chain”. Blockchain technology is fundamentally changing the way people and businesses transact, and the Company will strive to be at the forefront of this dynamic industry, actively pursuing opportunities. Its wholly-owned subsidiary Long Island Brand Beverages, LLC operates in the non-alcohol ready-to-drink segment of the beverage industry under its flagship brand ‘The Original Long Island Brand Iced Tea®’. For more information on the Company, please visit www.longblockchain.com.

Forward Looking Statements

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of the Company’s business strategies and its expectations concerning future operations, margins, sales, new products and brands, potential joint ventures, potential acquisitions, expenses, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These also include statements relating to the possibility that the Company and Stater are able to execute a definitive agreement for the proposed transaction when expected or at all; the structure, timing and completion of the proposed transaction between the Company and Stater; and the anticipated benefits of the proposed transaction between the Company and Stater. These statements include any statement that does not directly relate to a historical or current fact. You can also identify these and other forward-looking statements by the use of such words as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” “potential” and other similar terms and phrases, including references to assumptions. These forward looking statements are made based on expectations and beliefs concerning future events affecting the Company and are subject to uncertainties, risks and factors relating to its operations and business environments, all of which are difficult to predict and many of which are beyond its control, that could cause its actual results to differ materially from those matters expressed or implied by these forward looking statements. These risks include the Company’s history of losses and expectation of further losses, its ability to expand its operations into blockchain technologies, its ability to develop or acquire new brands, the success of its marketing activities, the effect of competition in its industry and economic and political conditions generally, including the current economic environment and markets. More information about these and other factors are described in the reports the Company files with the Securities and Exchange Commission, including but not limited to the discussions contained under the caption “Risk Factors.” When considering these forward looking statements, you should keep in mind the cautionary statements in this press release and the reports the Company files with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and the Company cannot predict those events or how they may affect it. The Company assumes no obligation to update any forward looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

Contacts:

For Investors

Shamyl Malik

Long Blockchain Corp.

1-855-452-LBCC

info@longblockchain.com